                                                                     EXHIBIT 3.3

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                             CPI INTERNATIONAL, INC.

     CPI International, Inc., a corporation organized and existing under the laws of the State of Delaware (the "CORPORATION"), does hereby certify as follows:

     1. The name of the Corporation is CPI International, Inc. The original
Certificate of Incorporation of the Corporation was filed with the Secretary of
State of the State of Delaware on November 13, 2003 under the name "CPI
Acquisition Corp."

     2. A Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 22, 2004.

     3. A Certificate of Amendment to the Restated Certificate of Incorporation
of the Corporation was filed with the Secretary of State of the State of
Delaware on March 12, 2004, changing the Corporation's name from "CPI
Acquisition Corp." to "CPI Holdco, Inc."

     4. A Certificate of Amendment to the Restated Certificate of Incorporation
of the Corporation was filed with the Secretary of State of the State of
Delaware on January 17, 2006, changing the Corporation's name from "CPI Holdco,
Inc." to "CPI International, Inc."

     5. This Amended and Restated Certificate of Incorporation amends and restates in its entirety the current Restated Certificate of Incorporation of the Corporation, as heretofore amended, to read in full as set forth on Exhibit
A hereto.

     6. This Amended and Restated Certificate of Incorporation has been duly adopted by resolution of the Board of Directors of the Corporation in accordance with Sections 242 and 245 of the Delaware General Corporation Law and by the
stockholders of the Corporation by written consent in lieu of a meeting thereof in accordance with Sections 228(a), 242 and 245 of the Delaware General
Corporation Law.

     7. This Amended and Restated Certificate of Incorporation shall become effective at 7:00 p.m., New York City time, on April 7, 2006.

     IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated
Certificate of Incorporation to be duly executed by its duly authorized officer on this 7th day of April, 2006.

                                 CPI INTERNATIONAL, INC.

                                 By: /s/ Joel A. Littman
                                    ------------------------------------------
                                 Name: Joel A. Littman
                                 Title: Chief Financial Officer, Treasurer and
                                        Secretary

                                      -1-

                                    EXHIBIT A

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                             CPI INTERNATIONAL, INC.

                                   ARTICLE I

                                      NAME

     The name of the corporation is CPI International, Inc. (the "CORPORATION").

                                   ARTICLE II

                      ADDRESS; REGISTERED OFFICE AND AGENT

     The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801.
The name of the Corporation's registered agent at such address is The
Corporation Trust Company.

                                  ARTICLE III

                                     PURPOSE

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation
Law (the "DGCL").

                                   ARTICLE IV

                                 CAPITALIZATION

     1. Authorized Capital Stock. The total number of shares of all classes of stock that the Corporation shall have authority to issue is 100,000,000, consisting of 90,000,000 shares of Common Stock, $0.01 par value per share
("COMMON STOCK"), and 10,000,000 shares of Preferred Stock, $0.01 par value per share ("PREFERRED STOCK").

     2. Stock Split. Effective upon the effectiveness of this Amended and
Restated Certificate of Incorporation (the "EFFECTIVE TIME"), each issued and outstanding share of Common Stock shall automatically, and without any further action on the part of the holder thereof, be subdivided into 3.059 shares of
Common Stock (the "STOCK SPLIT"). The number of authorized shares, the number of shares of treasury stock and the par value of the Common Stock shall not be affected by the Stock Split. Each holder of certificates of Common Stock at the
Effective Time ("OLD CERTIFICATES") shall be entitled to receive, upon surrender of such Old Certificates to the Corporation for cancellation, certificates for shares of Common Stock that will equal the number of shares represented by the
Old Certificates being surrendered multiplied by 3.059 and rounded down to the nearest whole number. No scrip or fractional share certificate shall be issued in connection with the Stock Split. Each holder of shares of Common Stock that would have otherwise received a fractional share

                                      -2-

shall, in lieu of receiving such fractional share, receive a cash payment in
U.S. dollars equal to the product of (a) the fractional share and (b) $17.00.
Subject to the treatment of fractional shares as described above, Old
Certificates will be deemed for all purposes to represent the number of shares of Common Stock outstanding after giving effect to the Stock Split, except that the holder of such Old Certificates shall not be entitled to receive any distributions payable by the Corporation after the Effective Time until the Old
Certificates have been surrendered. Such distribution, if any, shall be accumulated and, at the time of surrender of the Old Certificates, all such unpaid distributions shall be paid without interest.

     3.   Preferred Stock.

          (a) Designation. The shares of Preferred Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not retired of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized, and with such powers, including voting powers, if any, and the designations, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the designation and issue of such shares of Preferred Stock from time to time adopted by the Board of Directors of the Corporation (the "BOARD")
pursuant to authority so to do, which is hereby expressly vested in the Board.
The powers, including voting powers, if any, preferences and relative, participating, optional and other special rights of each series of Preferred
Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Each series of shares of Preferred Stock: (i) may have such voting rights or powers, full or limited, if any; (ii) may be subject to redemption at such time or times and at such prices, if any; (iii) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock, if any; (iv)
may have such rights upon the voluntary or involuntary liquidation, winding up or dissolution of, upon any distribution of the assets of, or in the event of any merger, sale or consolidation of, the Corporation, if any; (v) may be made convertible into or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the
Corporation (or any other securities of the Corporation or any other person) at such price or prices or at such rates of exchange and with such adjustments, if any; (vi) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts, if any; (vii) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the
Corporation or any subsidiary of, any outstanding shares of the Corporation, if any; (viii) may be subject to restrictions on transfer or registration of transfer, or on the amount of shares that may be owned by any person or group of persons; and (ix) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, if any; all as shall be stated in said resolution or resolutions of the Board providing for the designation and issue of such shares of Preferred Stock. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of

                                      -3-

shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without vote of the holders of the Preferred
Stock, or any series thereof, unless a vote of such holders is required pursuant to the terms of any certificate of designation filed with the Secretary of State of the State of Delaware in accordance with the terms hereof with respect to any series of Preferred Stock.

          (b) Voting. Except as otherwise required by law, holders of shares of a series of Preferred Stock, as such, shall be entitled only to such voting rights, if any, as shall expressly be granted to such holders by this Amended and Restated Certificate of Incorporation (including any certificates of designation filed with the Secretary of State of the State of Delaware in accordance with the terms hereof).

     4.   Common Stock.

          (a) Voting. Except as otherwise provided by law or by this Amended and
Restated Certificate of Incorporation, and subject to the express terms of any series of shares of Preferred Stock, each holder of record of shares of Common
Stock shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote, including in the election of directors; provided, however, that, except as required by law, holders of shares of Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate of
Incorporation (including any certificates of designation filed with the
Secretary of State of the State of Delaware in accordance with the terms hereof with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more such other series, to vote thereon by law or pursuant to this Amended and Restated Certificate of Incorporation (including any certificates of designation filed with the Secretary of State of the State of
Delaware in accordance with the terms hereof with respect to any series of
Preferred Stock).

          (b) Dividends. Except as otherwise provided by law or by this Amended and Restated Certificate of Incorporation, and subject to the express terms of any series of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled, to the exclusion of the holders of shares of Preferred Stock of any and all series, to receive such dividends as from time to time may be declared by the Board.

          (c) Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, subject to the rights, if any, of the holders of any outstanding shares of a series of
Preferred Stock, the holders of shares of Common Stock shall be entitled to share ratably according to the number of shares of Common Stock held by them in all remaining assets of the Corporation available for distribution to the
Corporation's stockholders.

                                      -4-

                                   ARTICLE V

                               BOARD OF DIRECTORS

     1.   Number of Directors.

          (a) The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. Unless and except to the extent that the
Amended and Restated Bylaws of the Corporation, as amended, restated, supplemented or otherwise modified from time to time (the "BYLAWS"), shall so require, the election of the directors of the Corporation need not be by written ballot. There shall be no cumulative voting in the election of directors. Except as otherwise provided for or fixed pursuant to the provisions of Article IV,
Section 3 of this Amended and Restated Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock to elect additional directors, the total number of directors constituting the entire Board shall be not less than 3 nor more than 15, with the total authorized number of directors being fixed from time to time by the Board.

          (b) During any period in which the holders of any series of Preferred
Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article IV, Section 3 hereof, upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of additional directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director's successor shall have been duly elected and qualified, or until such director's right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such Preferred Stock, the terms of office of all such additional directors elected by the holders of such Preferred Stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate, and the total and authorized number of directors of the Corporation shall automatically be reduced accordingly.

     2. Staggered Board. The Board (other than those directors elected by the holders of any series of Preferred Stock provided for or fixed pursuant to the provisions of Article IV, Section 3 hereof (the "PREFERRED STOCK DIRECTORS"))
shall be divided into three classes, as nearly equal in number as possible, designated as Class I Directors, Class II Directors and Class III Directors
(with the exact number of directors in each class to be fixed by resolution of the Board from time to time in accordance with the provisions of this Amended and Restated Certificate of Incorporation). Class I Directors shall initially serve until the first annual meeting of stockholders held after the IPO Date (as defined below); Class II Directors shall initially serve until the second annual meeting of stockholders held after the IPO Date; and Class III Directors shall initially serve until the third annual meeting of stockholders held after the
IPO Date. Commencing with the first annual meeting of stockholders held after the IPO Date, directors of each class the term of which shall then

                                      -5-

expire shall be elected to hold office for a term expiring at the third succeeding annual meeting of stockholders and until the election and qualification of their respective successors in office. In case of any increase or decrease, from time to time, in the number of directors (other than Preferred
Stock Directors), the number of directors in each class shall be apportioned as nearly equally as possible. "IPO DATE" shall mean the date upon which the
Corporation consummates the initial public offering of shares of Common Stock pursuant to an effective Registration Statement filed under the Securities Act of 1933, as amended.

     3. Vacancies and Newly Created Directorships. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office although less than a quorum, or by a sole remaining director. Any director so chosen shall hold office until the expiration of the term of office of the director whom he or she has replaced or until his or her successor shall be duly elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director.

     4. Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

     5. Removal of Directors. Except for any Preferred Stock Directors, any
director, or the entire Board, may be removed from office at any time, but only for cause and only by the affirmative vote of at least 66 2/3% of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

                                   ARTICLE VI

                             LIMITATION OF LIABILITY

     To the fullest extent permitted under the DGCL or other applicable law, as amended from time to time, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the director derived any improper personal benefits. If the DGCL or other applicable law is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL or other applicable law, as so amended.

     Any amendment, repeal or modification of the foregoing provision shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, repeal or modification.

                                      -6-

                                  ARTICLE VII

                                 INDEMNIFICATION

     1. Right to Indemnification and Advancement of Expenses. Each person who was or is made a party to or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving (during his or her tenure as director and/or officer) at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, whether the basis of such Proceeding is an alleged action or inaction in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL (or other applicable law), as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with such Proceeding; provided, however, that except for
Proceedings initiated by an officer or director to enforce rights to indemnification, the Corporation shall not be required to indemnify such officer or director in connection with a Proceeding (or part thereof) initiated by such officer or director unless such Proceeding was authorized by, or consented to, by the Board. A director or officer shall have the right to be paid by the
Corporation for expenses incurred in defending any Proceeding in advance of its final disposition; provided, however, that, if the DGCL (or other applicable law) requires, the payment of such expenses in advance of the final disposition of any such Proceeding shall be made only upon receipt by the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it should be determined ultimately that he or she is not entitled to be indemnified under this Article VII or otherwise.

     2. Right of Claimant to Bring Suit. If a claim under Section 1 of this
Article VII is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, together with interest thereon, and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim, including reasonable attorneys' fees incurred in connection therewith. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct that make it permissible under the DGCL (or other applicable law) for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.
Neither the failure of the Corporation (or of its full Board, its directors who are not parties to the Proceeding with respect to which indemnification is claimed, its stockholders, or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL (or other applicable law), nor an actual determination by any such person or persons that such claimant has not met such applicable standard of conduct, shall be a defense to such action or create a presumption that the claimant has not met the applicable standard of conduct.

                                      -7-

     3. Non-Exclusivity of Rights. The rights conferred by this Article VII shall be in addition to and shall not be exclusive of any other right that any director, officer, representative, employee or other agent may have or hereafter acquire under the DGCL or any other statute, or any provision contained in this
Amended and Restated Certificate of Incorporation or the Bylaws, or any
agreement, or pursuant to a vote of stockholders or disinterested directors, or otherwise.

     4. Insurance and Trust Fund. In furtherance and not in limitation of the powers conferred by statute:

     (a) the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the
Corporation would have the power to indemnify him against such liability under the provisions of law; and

     (b) the Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the fullest extent permitted by law and including as part thereof provisions with respect to any or all of the foregoing, to ensure the payment of such amount as may become necessary to effect indemnification as provided therein, or elsewhere.

                                  ARTICLE VIII

                     ADOPTION, AMENDMENT OR REPEAL OF BYLAWS

     In furtherance and not in limitation of the powers conferred by the DGCL, the Board is expressly authorized to alter, amend or repeal the Bylaws, or adopt new bylaws for the Corporation, without the assent or vote of the stockholders, in any manner not inconsistent with the DGCL or this Amended and Restated
Certificate of Incorporation. The stockholders shall also have the power to alter, amend or repeal the Bylaws, or adopt new bylaws for the Corporation;
provided, however, that in addition to any vote of the holders of any shares of any class or series of stock of the Corporation required by applicable law or by this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required in order for the stockholders to alter, amend or repeal the Bylaws or adopt new bylaws for the Corporation.

                                   ARTICLE IX

                   AMENDMENTS TO CERTIFICATE OF INCORPORATION

     The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Amended and
Restated Certificate of Incorporation. In addition, other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by

                                      -8-

applicable law. All rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Amended and Restated Certificate of Incorporation in its
present form or as hereafter amended are granted and held subject to the rights the Corporation has reserved in this Article IX. Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or the
Bylaws (and notwithstanding the fact that a lesser percentage may be permitted by applicable law, this Amended and Restated Certificate of Incorporation or the
Bylaws), but in addition to any affirmative vote of the holders of any particular class of stock of the Corporation required by applicable law or this
Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, Articles V, VIII, IX, X, XI or XII of this Amended and Restated Certificate of Incorporation.

                                   ARTICLE X

                           WRITTEN CONSENT PROHIBITION

     Except as otherwise provided for or fixed pursuant to the provisions of
Article IV, Section 3 of this Amended and Restated Certificate of Incorporation relating to the rights of holders of any series of Preferred Stock, no action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders.

                                   ARTICLE XI

               SPECIAL MEETINGS OF THE CORPORATION'S STOCKHOLDERS

     Unless otherwise provided by applicable law, a special meeting of the
Corporation's stockholders may be called only by the following persons, and may not be called by any other person or persons: (a) the Chairman of the Board, (b)
the Chief Executive Officer or (c) a majority of the members of the Board.

                                  ARTICLE XII

               SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

     1. Election. The Corporation elects not to be governed by Section 203 of the DGCL until such time as the Cypress Entities collectively cease to beneficially own shares of capital stock representing at least 15% of the total voting power of all classes of the then-outstanding capital stock of the
Corporation that are entitled to vote generally in the election of directors, at which time Section 203 of the DGCL will apply prospectively to the Corporation
(such that any person or entity that, as of such date, would be an "interested stockholder" under Section 203 of the DGCL shall not be deemed to be an
"interested stockholder" until such later time as such person or entity acquires one or more additional shares of Common Stock).

     2. Definitions. For purposes of this Article XII, the following definitions shall apply:

                                      -9-

          (a) "AFFILIATE" means, as applied to any person or entity, any other person or entity directly or indirectly controlling, controlled by or under common control with, that person or entity.

          (b) "CONTROL" (including, with correlative meanings, the terms
"CONTROLLING," "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person or entity, whether through the ownership of voting securities (the ownership of more than 50% of the voting securities of any entity shall for purposes of this definition be deemed to "control"), by contract or otherwise.

          (c) "CYPRESS ENTITIES" means (i) Cypress Merchant Banking Partners II
L.P., Cypress Merchant B II C.V., 55th Street Partners II L.P. and Cypress
Side-by-Side LLC and (ii) any investment fund that is an Affiliate of any of the foregoing entities.

                                      -10-